EXHIBIT 10.9

AMENDED AND RESTATED SUBLEASE AGREEMENT

THIS AMENDED AND RESTATED SUBLEASE (“Sublease”) is made effective as of the 30th day of June, 2006 (the “Effective Date”) by and between THE BANCORP, INC., a Delaware corporation, f/k/a Bancorp.com, Inc., and THE BANCORP BANK, jointly and severally (collectively, “Sublessor”) and RAIT PARTNERSHIP, L.P., a Delaware limited partnership (“Sublessee”).

Background

A. Sublessor leases certain premises consisting of approximately 24,531 rentable square feet from NNN 1818 Market Street, LLC, NNN 1818 Market Street 1, LLC, NNN 1818 Market Street 2, LLC, NNN 1818 Market Street 3, LLC, NNN 1818 Market Street 4, LLC, NNN 1818 Market Street 5, LLC, NNN 1818 Market Street 6, LLC, NNN 1818 Market Street 7, LLC, NNN 1818 Market Street 8, LLC, NNN 1818 Market Street 9, LLC, NNN 1818 Market Street 10, LLC, NNN 1818 Market Street 11, LLC, NNN 1818 Market Street 13, LLC, NNN 1818 Market Street 14, LLC, NNN 1818 Market Street 15, LLC, NNN 1818 Market Street 16, LLC, NNN 1818 Market Street 17, LLC, NNN 1818 Market Street 18, LLC, NNN 1818 Market Street 20, LLC, NNN 1818 Market Street 21, LLC, NNN 1818 Market Street 22, LLC, NNN 1818 Market Street 23, LLC, NNN 1818 Market Street 24, LLC, NNN 1818 Market Street 25, LLC, NNN 1818 Market Street 26, LLC, NNN 1818 Market Street 27, LLC, NNN 1818 Market Street 28, LLC, NNN 1818 Market Street 29, LLC, NNN 1818 Market Street 30, LLC, NNN 1818 Market Street 31, LLC, NNN 1818 Market Street 34, LLC, NNN 1818 Market Street 35, LLC, NNN 1818 Market Street 36, LLC, NNN 1818 Market Street 37, LLC, NNN 1818 Market Street 38, LLC, each one a Delaware limited liability company (collectively, “Lessor”) acting by and through Triple Net Properties Realty, Inc. (“Agent” for Lessor) (successor in interest to1818 Market-VEF II, LLC), described as Suites 2820, 2710 and 2730 of the building (the “Building”) commonly known as 1818 Market Street, Philadelphia, PA 19103 (the “Leased Premises”), pursuant to a certain Office Lease dated as of June 16, 2000, as amended by that First Amendment to lease dated June 16, 2004 (the “Prime Lease”). A true and correct copy of the Prime Lease is attached hereto and made a part hereof as Exhibit “A”.

B. On December 6, 2001, the parties entered into that certain Sublease and Technical Support Agreement effective as of October 1, 2001 for the sublease of 6,678 square feet of the Leased Premises (the “Original Sublease”).

C. Since entering into the Original Sublease, Sublessee has expanded its occupancy of the Leased Premises and now occupies 16,249 rentable square feet of the Leased Premises (the “Subleased Premises”). The parties desire to amend and restate the Original Sublease in its entirety to reflect the current sublease arrangement in accordance with the terms and conditions hereinafter set forth.

Terms

NOW, THEREFORE, for and in consideration of the foregoing Background and the mutual covenants, promises, conditions and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Definitions. Those capitalized terms not defined herein shall have the same meanings ascribed to them in the Prime Lease.

2. Sublease Term. Sublessor hereby leases to Sublessee and Sublessee hereby rents from Sublessor the Subleased Premises for a term (the “Sublease Term”) commencing on the Effective Date and continuing until the termination of the Prime Lease, unless terminated earlier pursuant thereto. Notwithstanding the foregoing, Sublessee shall have the right to terminate this Sublease at any time upon sixty (60) days prior written notice to Sublessor of its intention to do so, but shall nonetheless be bound to pay rent through the termination date of the Prime Lease.

3. Rent.

(a) Minimum Rent. During the Sublease Term, Sublessee shall pay to Sublessor as monthly rent (“Monthly Rent”) for the Subleased Premises, the amount of equal to seventy-four percent (74%) of the Minimum Rent payable by Sublessor under the Prime Lease. (Such percentage is based on the square footage occupied by Sublessee of the square footage of the Prime Lease and shall be modified accordingly.) All installments of Monthly Rent shall be paid on the tenth (10th) day of each and every calendar month without prior notice or demand, abatement, set-off or deduction whatsoever. Any installment of Rent (as defined below) for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month in question.

(b) Place of Payment. All Monthly Rent and additional rent and/or any other charges herein reserved, included, or agreed to be treated as rent (all Monthly Rent, additional rent and such other charges are sometimes hereinafter collectively referred to as “Rent”) shall be payable to Sublessor at 405 Silverside Road, Wilmington, DE 19809-1731 or at such other place as Sublessor may from time to time designate by notice in writing.

(c) Telephone Expenses. Sublessor has installed and operates a phone system that shall be used by Sublessee. Sublessee shall pay to Sublessor within ten (10) days of being billed therefore by Sublessor its actual “as used” phone expense.

(d) Technical Support. Sublessor shall provide to Sublessee technical support to include, but not be limited to, the following (collectively, the “Technical Support Services”):

i. Internet Conductivity with 2 meg smds lines, security firewall, maintenance and upgrades to such internet systems;

ii. an on-site network specialist no less than once weekly;

iii. all data and application support and upgrades including computer program licenses;

iv. corporate e-mail including delivery, maintenance and upgrades;

v. network storage space on local server and shared space for organization;

vi. phone support including range of numbers, maintenance, troubleshooting and upgrades; and

vii. full customer support.

Sublessee shall pay to Sublessor, as consideration for its provision of the Technical Support Services, a fee of $6,500 per month on or before the first (1st) calendar day of each month.

4. Late Charges. In addition to the remedies available to Sublessor in the event of default, if Sublessee shall fail to pay any item of Rent within ten (10) days after its due date, Sublessee shall pay a late charge in an amount equal to the prime interest rate (as published in the Wall Street Journal on the date such late payment is made) plus two percent (2%) of the amount due (the “Late Charge”) to cover the extra expense involved in handling delinquent payments. The parties agree that this is not a penalty but is a reasonable estimate of the additional expense Sublessor will incur in the event of Sublessee’s late payment.

5. Use. Sublessee shall use and occupy the Subleased Premises for general office use and for no other purpose.

6. Application of Prime Lease.

(a) Sublessee’s Obligations. This Sublease is expressly subject and subordinate to all of the terms and conditions of the Prime Lease, and to all amendments, renewals and extensions thereof, and all of the terms, provisions and covenants as contained in the Prime Lease are incorporated herein by reference, except as herein expressly set forth. Sublessee hereby covenants and agrees to observe all of the terms, conditions and covenants imposed upon the Tenant under the Prime Lease and to perform all of the duties and obligations imposed upon the Tenant thereunder, as they relate to the Subleased Premises. To the extent any provision of this Sublease is inconsistent with any provisions of the Prime Lease, this Sublease shall govern except that if the standard for performance is more stringent under either the Prime Lease or this Sublease, the more stringent provisions shall prevail and Sublessee shall be obligated to comply therewith. Sublessee acknowledges that any default by it under this Sublease may constitute a default by Sublessor as Tenant under the Prime Lease, and that Sublessee’s liability to Sublessor shall include, but not be limited to, any damages or liabilities incurred by Sublessor to Lessor under the Prime Lease.

(b) No Duty to Render Services. Sublessor is not and shall not be required to render any services or utilities of any kind whatsoever to Sublessee or to perform any obligation of Lessor under the Prime Lease, however, Sublessee shall have the right to utilize the services and utilities provided to Sublessor under the Prime Lease to the extent applicable to the Subleased Premises. Sublessor shall not be liable to Sublessee for any default or failure on behalf of the Lessor under the Prime Lease in the performance or nonperformance by the Lessor of any of its covenants and obligations under the Prime Lease. If the Prime Lease should terminate prior to the expiration of the Sublease Term, then this Sublease shall likewise terminate simultaneously with such termination and Sublessee shall have no right or cause of action against Lessor or Sublessor by reason of such termination. Notwithstanding the foregoing, Sublessor shall not seek early termination of the Prime Lease without the prior written consent of Sublessee. In the event Sublessor receives a notice of termination of the Prime Lease due to a default by Sublessor, Sublessor shall provide Sublessee with such notice within five (5) days of receipt and the opportunity to cure such default with Lessor.

(c) Inspections. Sublessor shall have the right to enter the Subleased Premises during normal business hours for purposes of inspection and for the other purposes for which rights of entry are reserved under the Prime Lease.

(d) Quiet Enjoyment. Sublessor covenants that Sublessee on paying Rent and any other charges and payments as herein reserved and payable and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Sublessee to be kept, observed and performed shall, during the Term, peaceably and quietly have, hold and enjoy the Subleased Premises subject to the terms, covenants, conditions, provisions and agreements hereof.

7. Alterations/Repairs.

(a) Sublessee shall not make any alterations, improvements or additions to the Subleased Premises.

(b) Sublessee shall keep the Subleased Premises in a neat and orderly condition and shall make all repairs to maintain the Subleased Premises as required of Sublessor as Tenant as set forth in the Prime Lease.

8. Assignment or Subletting. Sublessee may not assign this Sublease, mortgage, pledge or encumber Sublessee’s interest in this Sublease or sublet all or any portion of the Subleased Premises, without Sublessor’s prior written consent.

9. Default of Sublessee and Remedies of Sublessor. If Sublessee shall at any time be in default (i) in the payment of Rent or of any other sum required to be paid by Sublessee under this Sublease, or (ii) in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Sublease or the Prime Lease, or if Sublessee breaches or otherwise commits an event of default under the Prime Lease, then and in addition to any other rights or remedies Sublessor may have under this Sublease and at law and in equity, shall have the following rights:

(a) Sublessor shall have the same rights and remedies against Sublessee for default of this Sublease as the Lessor would have against Sublessor as Tenant under the Prime Lease, including, without limitation, the rights of rental acceleration, termination, retaking possession and damages.

(b) No waiver by Sublessor of any breach by Sublessee of any of Sublessee’s obligation, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement of covenant, nor shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver by Sublessor of any rights and remedies with respect to such or any subsequent breach.

(c) If Sublessee shall be in default in the performance of any of its obligations hereunder, Sublessor may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Sublessee. In such event, Sublessee shall reimburse Sublessor upon demand, as additional rent, for any costs incurred by Sublessor in curing said defaults, including without limitation reasonable attorneys’ fees from the date Sublessor incurs such costs, along with interest from the date Sublessor cures any such default until the date such sum is paid, at the rate specified in Section 4 above.

10. Indemnification.

(a) Indemnification of Sublessor and Lessor. Sublessee agrees to indemnify, defend and save Sublessor and Lessor harmless from and against any and all claims by or on behalf of any persons, firms or corporations arising from the occupancy, conduct, operation or management of the Subleased Premises or from any work or thing whatsoever done or not done in and on the Subleased Premises, or arising from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease, or under the law, or arising from any act, neglect or negligence of Sublessee, or any of its agents, contractors, subtenants, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm, corporation or property occurring during the term of this Sublease, in or about the Subleased Premises, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the fees of attorneys, investigators and experts).

(b) Indemnification of Sublessee. Sublessor agrees to indemnify, defend and save Sublessee, harmless from and against any and all claims by or on behalf of any persons, firms or corporations arising from any conduct the Subleased Premises relating to its right of inspection, or arising from any breach or default on the part of Sublessor in the performance of any covenant or agreement on the part of Sublessor to be performed pursuant to the terms of this Sublease, or under the law, or arising from any act, neglect or negligence of Sublessor, or any of its agents, contractors, subtenants, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm, corporation or property occurring during the term of this Sublease, in or about the Subleased Premises, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the fees of attorneys, investigators and experts).

11. Notices.

(a) All notices, requests and demands to be given hereunder shall be in writing, sent by (i) certified mail, return receipt requested, postage prepaid; or (ii) recognized overnight courier service; or (iii) by telecopy, to Sublessor and Sublessee at the addresses set forth below, provided, however, that if such notice is given by telecopy, an original counterpart of such notice shall concurrently be sent in either the manner specified in clause (i) or (ii) above, at the addresses set forth below:

If to Sublessor:	The Bancorp Bank
405 Silverside Road
Wilmington, DE 19089-1731
Attention: Marty Egan
Facsimile No.: (302) 385-5117
With a copy to:	Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attention: Christian S. Bruno, Esquire
Facsimile No.: (215) 735-2513
If to Sublessee:	RAIT Partnership, L.P.
1818 Market Street, 28th Floor
Philadelphia, Pennsylvania 19103
Attention: Ellen DiStefano
Facsimile No.: (215) 861-7920
With a copy to:	Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attention: Christian S. Bruno, Esquire
Facsimile No.: (215) 735-2513

(b) Each such notice, request or demand shall be deemed to have been given upon the earlier of (i) actual receipt or refusal by the addressee, or (ii) deposit thereof at any main branch of the United States Post Office if sent in accordance with subsection (a)(i) above, or (iii) deposit thereof with the carrier if sent in accordance with subsection (a)(ii).

(c) Either party, by notice similarly given, may change the person and/or address to which future notices shall be sent.

12. Surrender. At the expiration or earlier termination of this Sublease, Sublessee covenants that it will peaceably and quietly leave and surrender the Subleased Premises, and will leave the Subleased Premises in broom clean condition and in the same condition as Sublessee is required to maintain the same during the term of this Sublease.

13. No Other Rights Conveyed. This Sublease shall not be construed to convey to Sublessee any expansion options, rights of first offer, rights of first refusal, renewal rights or options or any other rights, options or privileges of Sublessor under the Prime Lease which are not specifically set forth in this Sublease, all of which shall be personal and exclusive to Sublessor.

14. Waiver of Jury Trial. IT IS UNDERSTOOD AND AGREED BY AND AMONG SUBLESSOR AND SUBLESSEE THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE OR THE USE OR OCCUPANCY OF THE SUBLEASED PREMISES, OR OTHERWISE. IT IS FURTHER AGREED BY AND BETWEEN THE PARTIES HERETO THAT IN THE EVENT SUBLESSOR COMMENCES ANY SUMMARY PROCEEDINGS FOR NON-PAYMENT OF RENT, SUBLESSEE WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.

15. Entire Agreement. This Sublease together with the Prime Lease and all exhibits hereto and thereto contains the entire agreement between the parties hereto and there are no collateral agreements or understandings. This Sublease shall not be modified in any manner except by an instrument in writing executed by both Sublessor and Sublessee.

16. Successors and Assigns. Subject to the provisions of Section 8 above, this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

17. Governing Law. This Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

18. Time. Time is of the essence in this Sublease and with regard to all provisions herein contained.

19. Severability. If any provision hereof shall be found to be illegal, void or unenforceable, this Sublease shall be construed as if said provisions were not herein contained, so as to give full force and effect, as nearly as possible, to the original intent of the parties hereto.

20. Relationship. Nothing herein contained shall be deemed to create any partnership or joint venture between the parties hereto, and the relationship of the parties shall be solely that of Sublessor and Sublessee.

21. Confidentiality. In the course of occupying space that will have shared access and certain common facilities, employees and agents of Sublessor and Sublessee may be exposed to each other’s proprietary and confidential information and documents. Each of Sublessor and Sublessee hereby agrees that it will hold all such information in strict confidence and will not divulge any such information to any third parties.

22. Counterparts. This Sublease may be signed in counterparts, each of which shall be an original and both of which taken together constitute one agreement.

23. CONFESSION OF JUDGMENT IN EJECTMENT. SECTION 17.2 OF THE PRIME LEASE PROVIDES FOR CONFESSION OF JUDGEMENT IN EJECTMENT AND THIS SUBLEASE PROVIDES SUBLESSOR WITH ALL RIGHTS AND REMEDIES OF LESSOR UNDER THE PRIME LEASE. IN CONNECTION THEREWITH, SUBLESSEE KNOWINGLY, VOLUNTARILY, AND INTENTIONSLLY WAIVES ANDY AND ALL RIGHTS IT MAY HAVE TO PRIOR NOTICE AND OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS OF THE LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. WITHOUT LIMITATION OF THE FOREGOING, SUBLESSEE HEREBY SPECIFICALLY WAIVES ALL RIGHTS SUBLESSE HAS OR MAY HAVE TO NOTICE AND OPPORTUNITY FOR A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT CONFESSED AGAINT SUBLESSEE BY SULESSOR HEREUNDER.

SUBLESSEE (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF SUBLESSOR HAS REPRESENTED THAT SUBLESSOR WILL NOT SEEK TO EXERCISE OR ENFORCE ITS RIGHTS TO CONFESS JUDGMENT HEREUNDER, AND (II) ACKNOWLEDGE THAT THE EXECUTION OF THIS SUBLEASE BY SUBLESSOR HAS BEEN MATERIALLY INDUCED BY, AMONG OTHER THINGS, THE INCLUSION IN THIS SUBLEASE OF SAID RIGHT TO CONFESS JUDGMENT AND THAT THE MEANING OF SUCH PROVISION HAVE BEEN FULLY EXPLAINED BY COUNSEL, AND AS EVIDENCE OF SUCH FACT AN AUTHORIZED OFFICER OF SUBTENANT SIGNS HIS OR HER INITIALS IN THE SPACE PROVIDED BELOW.

(Initials)

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date and year first above written.

SUBLESSOR:

THE BANCORP INC., a Delaware
corporation

By:
Name:
Title:

THE BANCORP BANK, a banking association

By:
Name:
Title:

SUBLESSEE:

RAIT PARTNERSHIP, L.P., a Delaware limited partnership

By:	RAIT General, Inc., its sole general partner

By:
Name:
Title:

EXHIBIT “A”

[PRIME LEASE]